[GRAPHIC OMITTED]




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  MAY 19, 2004



TO THE STOCKHOLDERS OF SYMBOLLON PHARMACEUTICALS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Symbollon Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at the Company's executive offices, located at 37 Loring Drive, Framingham, Massachusetts 01702-8768, on May 19, 2004 at 10:00 a.m., local time, for the following purposes:

     1. To consider and act upon the election of two directors as the Class II directors to serve on the Board of Directors for a three-year term expiring at the Annual Meeting of Stockholders in 2007;

     2. To consider and act upon a proposal to ratify the appointment of Vitale, Caturano & Company PC as the independent auditors of the Company for the current fiscal year ending December 31, 2004; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The close of business on April 1, 2004 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

     All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are kindly requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.



                     By the order of the Board of Directors,

                                PAUL C. DESJOURDY
                               Assistant Secretary

Dated: April 7, 2004

                         SYMBOLLON PHARMACEUTICALS, INC.

                                 37 LORING DRIVE
                            FRAMINGHAM, MA 01702-8768
                                 (508) 620-7676

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Symbollon Pharmaceuticals, Inc. ("Symbollon") for the Annual Meeting of Stockholders to be held at our executive offices, located at 37 Loring Drive, Framingham, Massachusetts 01702-8768, on May 19, 2004 at 10:00 a.m., local time, and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to our Assistant Secretary, at the above stated address. Attendance at the meeting will not have the effect of revoking the proxy unless such written notice is given.

     If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the following actions described in this Proxy Statement: (1) for the election of the nominees set forth under the caption "Election of Directors;" and (2) for the ratification of the appointment of Vitale, Caturano & Company PC as our independent auditors.

     The approximate date on which we intend to mail or otherwise deliver copies of this Proxy Statement and the accompanying form of proxy to our stockholders is April 8, 2004.

     Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

                                     VOTING

     Only holders of shares of our Class A Common Stock, $.001 par value per share (the "Common Stock"), of record as at the close of business on April 1, 2004, are entitled to vote at the meeting. On the record date there were issued and outstanding 4,196,204 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the meeting. A majority of the outstanding shares of Common Stock, represented at the meeting in person or by proxy, shall constitute a quorum. The affirmative vote of a plurality of the votes cast is necessary to elect the nominees as directors. The affirmative vote of a majority of the outstanding shares is necessary to ratify the appointment of Vitale, Caturano & Company PC as our independent auditors. Abstentions and broker non-votes are included in the determination of the number of shares of Common Stock present at the meeting for quorum purposes, but not in the tabulation of the votes cast on proposals presented to stockholders.

     The stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person appointed by the Board of Directors before the meeting to serve as the inspector of election at the meeting and who has executed and verified an oath of office. The cost of preparing, assembling and mailing the proxy, this Proxy Statement and the other material enclosed will be borne by us. In addition to the solicitation of proxies by use of the mails, our officers and employees may solicit proxies by telephone or other means of communication. We, through our transfer agent, will request brokerage houses, banking institutions, and other custodians, nominees and fiduciaries, with respect to shares of Common Stock held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such shares and will reimburse them for their reasonable expenses in forwarding the proxy material.

                               BOARD OF DIRECTORS

Election of Director

     Pursuant to our Certificate of Incorporation, as amended, our Board of Directors, which currently consists of five members, is divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. The terms of the Class II directors expire at this Meeting. The terms of the Class III and Class I directors will expire at the 2005 and 2006 Annual Meetings of Stockholders, respectively. Two directors are to be elected at this Meeting to fill the terms of the Class II directors that expire at this Meeting. The Board of Directors has proposed James C. Richards and Richard F. Maradie as nominees for reelection as our Class II directors at this Meeting. If elected to be the Class II directors, such nominees will serve until the expiration of their terms at the Annual Meeting of Stockholders in 2007 and until their successors are elected and qualified.

     Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named as proxies to vote at the meeting the shares of Common Stock to which the proxy relates to elect the nominees named above. The nominees are currently serving as directors of Symbollon. The Board of Directors recommends that the nominees be elected as directors of Symbollon and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. We have no reason to believe that the nominees will not be candidates or will be unable to serve. However, in the event that the nominees should become unable or unwilling to serve as directors, the persons named in the proxy have advised that they will vote for the election of such persons as shall be designated by management.

Members of the Board of Directors

     The following table provides the names and ages of the nominees and the other members of the Board of Directors, their respective principal occupations or employments during at least the past five years and the period during which each has served as a director of Symbollon.


                                           Director                 Principal Occupation, Other Business
               Name                  Age     Since                   Experience and Other Directorships
               ----                  ---   --------                 ------------------------------------

                                Nominees for Election as Class II Directors to Serve
                                    Until the 2007 Annual Meeting of Stockholders

James C. Richards, Ph.D....          56       1991     President,   Chief   Executive   Officer  and  a  director  of
                                                       EdgeLight   BioScience,   Inc.,   a  privately   held  company
                                                       specializing  in waveguide  technologies,  since October 2000.
                                                       President,   Chief   Executive   Officer  and  a  director  of
                                                       IntelliGene,  Inc., a privately held company  specializing  in
                                                       DNA probe  technologies,  from October 1995 to September 2000.
                                                       President and Chief  Executive  Officer of Symbollon  from May
                                                       1991 to  September  1995.  Director of business  planning  and development for Gene-Trak  Systems, a joint venture originally between  AMOCO  Corporation  and  Integrated  Genetics,  Inc.,
                                                       engaged  in  developing  diagnostic  test  devices  using  DNA probes, from 1986 to 1990.

Richard F. Maradie...........        56       1998     Retired  since  September  2000.   Senior  Vice  President  of
                                                       Commercial  Development  of  Oakwood  Laboratories,  a private
                                                       biopharmaceutical    company    developing    drug    delivery
                                                       technologies,  from April 1998 to September  2000.  President,
                                                       Chief  Executive  Officer and a director of Novavax,  Inc.,  a public  biopharmaceutical  company developing topical and oral drug  delivery  technologies,  from March 1997 to August 1998.
                                                       President,  Chief Executive  Officer and a director of Protyde
                                                       Pharmaceuticals,  Inc.,  a private  biopharmaceutical  company
                                                       developing   products  for  the  diagnosis  and  treatment  of
                                                       cancer,  from  1994 to  1997.  Executive  Vice  President  and
                                                       Chief Operating Officer of Platelet Research  Products,  Inc.,
                                                       a private  biopharmaceutical  company  developing  therapeutic products derived from blood  platelets,  from to 1991 to 1994.
                                                       President,  Chief  Operating  Officer  and a director of VimRx
                                                       Pharmaceuticals,   Inc.,  a  public   pharmaceutical   company
                                                       developing  therapeutics based on natural products,  from 1988 to 1991.


                                       Class III Director Whose Term Continues
                                    Until the 2005 Annual Meeting of Stockholders

Jack H. Kessler, Ph.D........        53       1986     Chief  Executive  Officer of Symbollon  since  December  1999,
                                                       Chief  Scientific  Officer and Secretary  since May 1991,  and
                                                       Chairman  of the Board of  Directors  of  Symbollon  since May
                                                       1996.  Executive  Vice-President of Symbollon from May 1991 to
                                                       December  1999.  Symbollon's  sole  stockholder,  officer  and director  from  1986 to 1991.  From  January  1990  until  May
                                                       1991,  principal  systems engineer for Kollsman  Manufacturing
                                                       Company,  a  diagnostic  instrument  design and  manufacturing company.


                                           Director                 Principal Occupation, Other Business
               Name                  Age     Since                   Experience and Other Directorships
               ----                  ---   --------                 ------------------------------------

                                       Class I Directors Whose Terms Continue
                                    Until the 2006 Annual Meeting of Stockholders

Paul C. Desjourdy............        42       1996     President,  Chief  Operating  Officer and  General  Counsel of
                                                       Symbollon since December 1999,  Chief Financial  Officer since
                                                       September  1993, and Treasurer  from May 1994.  Executive Vice
                                                       President of Symbollon  from July 1996 to December  1999,  and
                                                       Vice-President - Finance and  Administration of Symbollon from
                                                       September  1993  to July  1996.  Attorney  at the law  firm of
                                                       Choate  Hall &  Stewart  from 1989 to 1993.  Certified  Public
                                                       Accountant at Arthur Andersen & Co. from 1983 to 1986.

Eugene Lieberstein...........        65       1998     Law  partner at the law firm of  Anderson  Kill & Olick,  P.C.
                                                       specializing   in  patent   procurement  and  litigation  (Mr.
                                                       Lieberstein   and  his  firm  serve  as  patent   counsel  for
                                                       Symbollon)  since March  2000.  Law partner at the law firm of
                                                       Wyatt,  Gerber,  Meller and  O'Rourke  specializing  in patent procurement  and  litigation  (Mr.  Lieberstein  and his  firm served as patent  counsel  for  Symbollon)  from 1993 to March
                                                       2000.  Patent Counsel for Union Carbide  Corporation from 1970 to 1993.


     The Board of Directors recommends that the Stockholders vote FOR the nominee.

General Information Concerning the Board of Directors and its Committees

     Our Board of Directors met five times in the fiscal year ended December 31, 2003. The Delaware General Corporation Law provides that the Board of Directors, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors. The Board of Directors annually elects from its members the Executive Committee, Audit Committee, and Compensation Committee. The Board of Directors does not have a Nominating Committee. During the last fiscal year each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which each director serves. Directors are encouraged to attend annual meetings of our stockholders. Three directors attended our last annual meeting.

     Executive Committee. The Executive Committee exercises all the powers and authority of the Board of Directors in the management and affairs of Symbollon between meetings of the Board of Directors, to the extent permitted by law. The current members of the Executive Committee are Messrs. Kessler (Chairman), Desjourdy and Richards. The Executive Committee did not meet during fiscal 2003.

     Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the system of internal control which management has established, our process for monitoring compliance with laws and regulations, the independence of the outside auditors and the audit process. It is the general responsibility of the Audit Committee to advise and make recommendations to the Board of Directors in all matters regarding our accounting methods and internal control procedures. Specific duties of the Audit Committee are set forth in its charter. The current members of the Audit Committee are Messrs. Richards (Chairman), Maradie and Lieberstein. Two members of the Audit Committee, Messrs. Richards and Maradie, are "independent" under the current NASDAQ stock market listing standards and SEC rules for audit committee member independence. We do not have an audit committee financial expert serving on the Audit Committee because the Board of Directors believes that the current composition of the committee is adequate to fulfill its oversight responsibilities in light of the simplicity of our financial statements and accounting procedures. The Audit Committee met three times during fiscal 2003.

     Compensation Committee. The Compensation Committee reviews and recommends to the Board of Directors remuneration arrangements and compensation plans for our executives. The current members of the Committee are Messrs. Kessler (Chairman), Maradie and Lieberstein. The Compensation Committee did not meet during fiscal 2003.

Nominations

     We do not have a nominating committee. The Board of Directors believes that the current size of our Board does not necessitate a separate nominating committee. Our Board of Directors, of which three of the five members are "independent directors" under the current NASDAQ stock market listing standards, is responsible for determining the slate of director nominees for election by stockholders.

     We do not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates. However, our Board of Directors may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

     We do not currently have a charter or written policy with regard to the nominating process. Our Board of Directors determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance, and pharmaceutical drug development. In general, candidates will be preferred who hold, or have held, an established executive level position in business, finance, law, education, research or government. The Board of Directors will consider these criteria for nominees identified by the Board, by shareowners, or through some other source. When current Board members are considered for nomination for reelection, the Board also takes into consideration their prior Symbollon Board contributions, performance and meeting attendance records.

     The Board will consider qualified candidates for possible nomination that are submitted by our stockholders. Stockholders wishing to make such a submission may do so by sending the following information to the Board of Directors c/o Assistant Secretary at the address listed above: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate's willingness to serve as a director if elected; and (3) a signed statement as to the submitting stockholder's current status as a stockholder and the number of shares currently held.

     The Board will conduct a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual's willingness to serve and other background information. This information will be evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Board will determine which nominee(s) to submit for election at the next annual meeting. The Board will use the same process for evaluating all nominees, regardless of the original source of the nomination.

     No candidates for director nominations were submitted to the Board by any stockholder in connection with the 2004 annual meeting. Any stockholders desiring to present a nomination for consideration by the Board prior to our 2005 annual meeting should do so prior to December 8, 2005 in order to provide adequate time to duly consider the nominee.

Shareowner Communications with Board

     The Board of Directors has implemented a process by which our stockholders may send written communications to the Board's attention. Any stockholders desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the Symbollon Pharmaceuticals, Inc. Board of Directors c/o Assistant Secretary, 37 Loring Drive, Framingham, MA 01702. The Assistant Secretary has been instructed by the Board to promptly forward all communications so received to the full Board or the individual Board members specifically addressed in the communication.

Code of Ethics

     We have a Code of Ethics for our senior officers. This code is a statement of our high standards for ethical behavior and legal compliance, and it governs the manner in which we conduct our business. A copy of our Code of Ethics can be found on our web site at www.symbollon.com.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 31, 2004 for (i) each of the our directors, (ii) each of the Named Executive Officers (as defined in "Executive Compensation"), (iii) all our directors and executive officers as a group and
(iv) each person known by us to own beneficially 5% or more of the outstanding shares of Common Stock:



Name and Address of                               Shares of Common    Percent of
Beneficial Owner (1)                       Stock Beneficially Owned    Class (2)
--------------------                       ------------------------   ----------

Dr. Jack H. Kessler (3)(4)                                536,514         12.5%

Paul C. Desjourdy (3)(5)                                  406,814          9.5%

Richard M. Lilly (6)                                      374,822          8.9%

Richard P. Morgenstern (7)                                347,992          8.3%

Dr. James C. Richards (3)(8)                              137,451          3.3%

Eugene Lieberstein (3)(9)                                  60,350          1.4%

Richard F. Maradie (3)(10)                                 21,250            *

All Executive Officers
and Directors as a Group (5 persons) (11)               1,162,379         26.1%

*    Less  than  1%  of  the  Common  Stock  outstanding.
(1) All shares are beneficially owned and sole voting and investment power is held by the persons named, except as otherwise noted.
(2) Based upon 4,196,204 shares of Common Stock but also reflecting as outstanding, with respect to the relevant beneficial owner, the shares which that beneficial owner could acquire upon exercise of options exercisable within 60 days.
(3) The address of Directors Kessler, Richards, Desjourdy, Maradie and Lieberstein is c/o Symbollon Pharmaceuticals, Inc., 37 Loring Drive, Framingham, MA 01702.
(4) Includes 1,100 shares owned by his minor child and currently exercisable options to purchase 100,000 shares of Common Stock.
(5) Includes currently exercisable options to purchase 100,000 shares of Common Stock.
(6) Includes 13,000 shares owned by his minor children and 5,500 shares owned by his wife, which Mr. Lilly may be considered to beneficially own, and to have shared investment and voting power with respect to. The address of Mr. Lilly is 11300 Sundance Lane, Boca Raton, FL 33428.
(7) Includes 60,000 shares owned by Pure Holdings, L.P., 10,000 shares owned by Star Investments, L.P. and 157,992 shares held by Mr. Morgenstern as custodian for his children. The address of Mr. Morgenstern is c/o Paul Goodnough, 543 Country Club Drive, Wood Ranch, CA 93065.
(8) Includes currently exercisable options to purchase 18,750 shares of Common Stock.
(9) Includes currently exercisable options to purchase 21,250 shares of Common Stock.
(10) Includes currently exercisable options to purchase 21,250 shares of Common Stock.
(11) Includes currently exercisable options to purchase 261,250 shares of Common Stock held by executive officers and directors as a group.

                             EXECUTIVE COMPENSATION

     The following tables set forth certain information relating to compensation paid by us for each of our last three completed fiscal years to our executive officers whose annual compensation exceeded $100,000 for the last completed fiscal year (the "Named Executive Officers"). Only those columns which call for information applicable to us or the Named Executive Officers for the periods indicated have been included in such tables.

                          Summary of Compensation Table


                                                          Annual               Long Term
                                                      Compensation            Compensation
                                                          Salary          Securities Underlying        All Other
Name and Principal Position                 Year            ($)               Options/SARs (#)    Compensation ($) (1)
---------------------------                 ----      ------------        ---------------------   --------------------

Jack H. Kessler                             2003        $225,000                300,000                $   693
 Chief Executive Officer, Chief             2002        $225,000                                       $   924
 Scientific Officer and Secretary           2001        $225,000                                       $   924

Paul C. Desjourdy                           2002        $215,000                300,000                $   333
 President, Chief Operating Officer,        2001        $215,000                                       $   444
 Chief Financial Officer and Treasurer      2000        $215,000                                       $   444
--------------------------------------
(1)      For each year includes  premiums  paid on term life  insurance on behalf of the Named  Executive  Officers in the following  amounts:  Dr. Kessler:  $924 for 2001 and 2002 and $693 for 2003; and Mr. Desjourdy:  $444 for
         2001 and 2002 and $333 for 2003.


Option/SAR Grants in Last Fiscal Year

     The following table sets forth information with respect to options granted during the last fiscal year to the Named Executive Officers of the Company.

                                Individual Grants


                           Number of                 % of Total
                           Securities                Options/SAR
                           Underlying                Granted to          Exercise
                           Options/SAR's             Employees in         or Base
         Name              Granted(#)                Fiscal Year       Price ($/Sh)     Expiration Date
         ----              -------------             ------------      ------------     ---------------

Jack H. Kessler              300,000 (1)               50.0%              $0.28         November 21, 2008

Paul C. Desjourdy            300,000 (1)               50.0%              $0.28         November 21, 2008
--------------------------

(1) These options vest and become exercisable one-third on November 21, 2003, November 21, 2004 and November 21, 2005, respectively.


Aggregated Fiscal Year-End Option Values

     The following table set forth certain information with respect to the number of unexercised stock options held by each Named Executive Officer on December 31, 2003, and the value of the unexercised in-the-money options at that date.

                    Aggregated Fiscal Year-End Option Values


                                                                                      Value of Unexercised
                                          Number of Securities                           In-The-Money
                                         Underlying Unexercised                        Options at Fiscal
                                        Options at Fiscal Year-End                      Year-End ($) (1)
                                    ---------------------------------           ------------------------------
         Name                       (#)Exercisable   (#)Unexercisable           Exercisable      Unexercisable
         ----                       --------------   ----------------           -----------      -------------

Jack H. Kessler                      100,000               200,000              $     -0-           $     -0-
Paul C. Desjourdy                    100,000               200,000              $     -0-           $     -0-

(1) The value of unexercised in-the-money options at December 31, 2003, was determined by multiplying the difference between the fair market value (the closing sales price) of the Common Stock at the close of business on December 31, 2003 ($0.18 per share) and the option exercise price, by the number of options outstanding at that date.

                                       9

                      Equity Compensation Plan Information




                                                                                                         Number of securities
                                                Number of securities             Weighted average        remaining available
                                                  to be issued upon              exercise price of       for future issuance
                                              exercise of outstanding           outstanding options,    (excluding securities
                                           options, warrants and rights         warrants and rights    reflected in column (a))
         Plan Category                                 (a)                             (b)                      (c)
         -------------                     ----------------------------         --------------------   ------------------------

Equity Compensation Plans Approved
     by Security Holders                             665,000                          $0.44                   683,842

Equity Compensation Plans Not
     Approved by Security Holders                          0                             --                         0
                                                     -------                         ------                   -------
         Total                                       665,000                          $0.44                   683,842



Non-Employee Members of the Board of Directors Report on Stock Option Exchange Program

     On November 21, 2003, our non-employee members of the Board of Directors (without the participation of Messrs. Kessler and Desjourdy) approved a modification to the outstanding stock options of our two executive officers. On November 21, 2003, each executive officer held options to purchase 345,000 shares at exercise prices ranging from $1.86 to $9.06. For each officer, all of his outstanding options were vested, but for options to purchase 50,000 shares that were to vest on December 19, 2003.

     Each executive officer agreed to exchange his outstanding options for new options to purchase 300,000 shares of our common stock at an exercise price of $0.275. The closing market price of our common stock on November 21, 2003 was $0.20. The new options vested one-third on the date of grant, and one-third on each of the next two anniversaries of the date of grant.

     The Board of Directors approved the exchange program based on several factors. Our Board considered the fact that Symbollon has only two employees, our executive officers. Symbollon has utilized stock options as a major part of the compensation package for our executive officers. Symbollon's future is dependent on the ability of our executive officers to achieve our desired milestones. Our Board determined that at this critical time it is imperative that our executive officers are adequately incentivized to remain with Symbollon.

     Our Board determined that a significant gap existed between the exercise price of the existing options and the market price of the common stock. For each director, options to purchase 180,000 shares of common stock were priced at $5.44 or above; a premium of over 25 times the then current market price. Based on this significant premium above market, our Board determined that the outstanding options for our two executive officers were not adequate short-term and long-term incentives for our officers.

     This report is submitted by the non-employee members of the Board of Directors.

                            James C. Richards
                            Richard F. Maradie
                            Eugene Lieberstein

Director Compensation

     Upon Board of Directors' approval in May 1998, we no longer provides cash compensation to directors for attendance at board or committee meetings. Each non-employee director is entitled to receive on January 1st of each year an option (the "Annual Options") to purchase 2,500 shares of Common Stock at the then fair market value under our 1995 Non-Employee Directors' Stock Option Plan. The Annual Options may only be exercised with respect to vested shares. One-half of the shares subject to such options vest on the first anniversary of the date of grant and the balance vest on the second anniversary of the date of grant. All directors will be reimbursed for ordinary and necessary travel expenses incurred in attendance at each board or committee meeting.

Employment Agreements

     On December 14, 1999, we entered into new employment agreements with Dr. Jack H. Kessler, its Chairman of the Board of Directors, Chief Executive Officer and Chief Scientific Officer and with Mr. Paul C. Desjourdy, its President, Chief Operating Officer, General Counsel, Chief Financial Officer and a director. Both agreements expire in December 2005. In 2004, Dr. Kessler and Mr. Desjourdy will receive salaries of $220,000 and $220,000, respectively, per annum. The employment agreements provide for inflationary salary adjustments, and such compensation may be incrementally increased and bonuses may be given upon the approval of our Board of Directors. Both Executive Officers have agreed to devote their full time and best efforts to fulfill their duties and responsibilities to Symbollon. They will be entitled to participate in employee benefit plans.

     We have the right to terminate the agreements for Cause (as defined therein) or as a result of the Executive Officers' death or Permanent Disability (as defined therein). The Executive Officers have the right to terminate their agreements on account of their Constructive Discharge (as defined therein). Except in the case of termination for Cause, upon early termination of their agreements, the Executive Officers shall be entitled to receive their salaries plus fringe benefits for a period of 18 months from the date of termination and any bonuses prorated through the date of termination.

     Both Executive Officers have agreed not to disclose to anyone our confidential information during the term of their employment or thereafter and will not compete with us utilizing our proprietary information, know-how or trade secrets during the term of their employment or thereafter. All work, research and results thereof, including, without limitation, inventions, processes or formulae made, conceived or developed by the Executive Officers during the term of employment which are related to the business, research, and development work or field of operation of Symbollon shall be our property.

     Dr. Kessler is a principal stockholder, officer and director of a company which has rights to use technology that he developed pertaining to contact lens disinfection. This technology, which is similar to our technology, is not expected to be assigned to us. As a result, use of our technology in the area of contact lens disinfection may require the prior consent of such other company or the then owner of such rights.

     For information on our executive loan program for stock option exercise, see "Certain Transactions" below.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") requires our directors, officers and persons who own more than ten percent of a registered class of our equity securities, to file initial reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Directors, officers and greater than ten percent beneficial owners are required by applicable regulations to furnish Symbollon with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of the forms furnished to us and written representations from our directors and officers, we believe that during 2003 all filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were satisfied.

                              CERTAIN TRANSACTIONS

     During 2003, we paid an aggregate of approximately $99,000 for legal services to Eugene Lieberstein or Anderson Kill & Olick, P.C., of which law firm he was a partner.

     We exchange office space for services with a company owned by the spouse and in-law of one of our officers and directors, Mr. Desjourdy. Mr. Desjourdy is also a director in the other company. The estimated annual value for 2003 and 2002 of the relationship is $9,600 and $4,800, respectively.

     In May 2000, the Board of Directors approved an executive loan program pursuant to which our executives could borrow from us up to $500,000 each for the purpose of exercising stock options. Under the program, any borrowings would be evidenced by a promissory note bearing interest at the applicable federal rate and secured by the underlying shares purchased. In the event the executive's employment with us is terminated prior to December 31, 2005, and the market value of the pledged shares on the date of such termination is less than the principal and accrued but unpaid interest under the note at such time, then our sole recourse for payment of the note would be the pledged shares.

     In January 2001, Messrs. Kessler and Desjourdy exercised options to purchase 211,281 and 251,614 shares of Common Stock, respectively, pursuant to our executive loan program. The principal amounts of the promissory notes for Messrs. Kessler and Desjourdy were $385,645 and $448,915, respectively. For information concerning employment agreements with and options granted to or held by our officers, see "Executive Compensation".

Audit Committee Report

     Symbollon's management is responsible for preparing Symbollon's financial statements, and the independent auditors, Vitale, Caturano & Company PC, are responsible for performing an independent audit of Symbollon's financial statements and expressing an opinion on the conformity of the financial statements with generally accepted accounting principles. The Audit Committee oversees Symbollon's financial reporting process on behalf of the Board of Directors. In this context, the Audit Committee reports that:

     The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2003.

     The Audit Committee has discussed with Vitale, Caturano & Company PC, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

     The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as modified or supplemented, and has discussed with Vitale, Caturano & Company PC that firm's independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

     This report is submitted by the members of the Audit Committee.

                            James C. Richards (Chairman)
                            Richard F. Maradie
                            Eugene Lieberstein

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors recommends a vote for the ratification of Vitale, Caturano & Company PC ("Vitale") as the independent auditors for Symbollon for 2004.

     Vitale served as our independent accountants for its 2003 fiscal year. We have requested that a representative of Vitale attend the annual meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders.

Principal Accountant Fees and Services

     As described below, BDO Seidman, LLP was our independent auditor for our financial statements included in our Annual Report on Form 10-KSB for 2002 (and for review of our unaudited financial statements included in our Quarterly Reports on Form 10-QSB during 2002 and 2003), but was subsequently replaced by Vitale in December 2003. In connection with its audit of our financial statements included in our Annual Report on Form 10-KSB for 2003, Vitale also audited our 2002 financial statements.

     The following is a summary of the fees billed to Symbollon by Vitale for professional services rendered for the fiscal years ended December 31, 2003 and December 31, 2002:

     Fee Category                       Fiscal 2003 Fees       Fiscal 2002 Fees
     ------------                       ----------------       ----------------
     Audit Fees                                 $20,000                $10,000
     Audit-Related Fees                               -                      -
     Tax Fees                                         -                      -
     All Other Fees                                   -                      -
                                        ----------------       ----------------

     Total Fees                                 $20,000                $10,000
                                        ================       ================

     The following is a summary of the fees billed to Symbollon by BDO Seidman, LLP for professional services rendered for the fiscal years ended December 31, 2003 and December 31, 2002:

     Fee Category                       Fiscal 2003 Fees       Fiscal 2002 Fees
     ------------                       ----------------       ----------------
     Audit Fees                                 $12,250                $36,704
     Audit-Related Fees                          12,992                      -
     Tax Fees                                         -                      -
     All Other Fees                                   -                      -
                                        ----------------       ----------------

     Total Fees                                 $25,242                $36,704
                                        ================       ================

     Audit Fees. Consists of fees billed for professional services rendered for the audit of Symbollon's annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

     Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Symbollon's consolidated financial statements and are not reported under "Audit Fees." These services included review of registration statements.

     Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

     All Other Fees. Consists of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

     All services provided by our independent auditor, Vitale, are subject to pre-approval by our Audit Committee. The Audit Committee has authorized the Chair of the Committee to approve services by Vitale in the event there is a need for such approval prior to the next full Audit Committee meeting. However, a full report of any such interim approvals must be given at the next Audit Committee meeting. Before granting any approval, the Audit Committee (or the committee Chair, if applicable) must receive: (1) a detailed description of the proposed service; (2) a statement from management as to why they believe Vitale is best qualified to perform the service; and (3) an estimate of the fees to be incurred. Before granting any approval, the Audit Committee (or the committee Chair, if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on Vitale's independence.

Former Independent Auditors

     BDO Seidman, LLP was our independent certifying accountant for the fiscal years ended December 31, 2002 and December 31, 2001. On December 16, 2003 they were dismissed by us and we subsequently engaged on December 17, 2003 Vitale, Caturano & Company P.C., 80 City Square, Boston, MA 02129-3742, as our certifying accountant for the fiscal year ended December 31, 2003. The dismissal of BDO Seidman, LLP and appointment of Vitale, Caturano & Company P.C. was recommended by our Audit Committee and approved by our Board of Directors.

     The reports of BDO Seidman, LLP on our financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of our financial statements for each of the two years ended December 31, 2002, and in the subsequent interim period to December 16, 2003, there were no disagreements with BDO Seidman, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BDO Seidman, LLP would have caused BDO Seidman, LLP to make reference to the matter in their report. We requested BDO Seidman, LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. BDO furnished a letter, dated January 5, 2004, stating its agreement with such statements.

     During our two most recent fiscal years and through December 16, 2003, we did not consult with Vitale, Caturano & Company P.C. with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.


                                  OTHER MATTERS

     The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

               STOCKHOLDERS PROPOSALS FOR THE 2005 PROXY STATEMENT

     Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 2005 annual meeting, such proposals must be received by Symbollon no later than December 8, 2004. Proposals should be directed to the attention of our Assistant Secretary.

           STOCKHOLDERS PROPOSALS FOR PRESENTATION AT THE 2005 ANNUAL
                MEETING WITHOUT INCLUSION IN THE PROXY STATEMENT

     Stockholders who wish to present any proposal or matter at the 2005 Annual Meeting of Stockholders (other than by the process for including stockholder proposals in the proxy statement) are required to notify our Investor Relations Department of their intent no later than February 21, 2005. The notice should describe the proposal or matter. This requirement does not apply to the deadline for submitting stockholder proposals for inclusion in the proxy statement (see "Stockholders Proposals for the 2005 Proxy Statement" above), nor does it apply to questions a stockholder may wish to ask at the meeting.

     We retain discretion to vote proxies we receive with respect to such proposals received after February 21, 2005. We retain discretion to vote proxies we receive with respect to such proposals received prior to February 21, 2005 provided (i) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a proxy statement to holders of at least the percentage of our outstanding shares required to approve the proposal.

                          ANNUAL REPORT ON FORM 10-KSB

     We are furnishing without charge to each person whose proxy is being solicited, a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, including the financial statements and schedules thereto, but excluding exhibits. Requests for additional copies of such report should be directed to Symbollon, Attention: Investor Relations.

                       By order of the Board of Directors,

                                PAUL C. DESJOURDY
                               Assistant Secretary

Dated: April 7, 2004